PROSPECTUS SUPPLEMENT (To Prospectus dated April 7, 2021)	Filed Pursuant to Rule 424(b)(5) Registration No. 333-229886

GE STOCK DIRECT

20,600,000 shares
Common Stock, $0.06 par value per share

GE Stock Direct offers you the opportunity to:

•	Buy shares of General Electric Company (“GE”) common stock conveniently and economically, even if you are not already a GE shareowner.

•	If you wish, reinvest dividends on GE stock in additional shares of GE.

•	Complete transactions online at shareowneronline.com.

•	Send in your GE stock certificates for safekeeping.

Our common stock is listed on the New York Stock Exchange (“NYSE”) and trades under the ticker symbol “GE.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

No person has been authorized to give any information or to make any representation other than those contained in this prospectus supplement, and, if given or made, any information or representations must not be relied upon as having been authorized. This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates or an offer to sell or the solicitation of an offer to buy these securities in any circumstances or jurisdiction in which this offer or solicitation is unlawful. Neither the delivery of this prospectus supplement nor any sale made under this prospectus supplement shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus supplement.

The date of this prospectus supplement is April 7, 2021.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement describes GE Stock Direct (the “Plan”). The purpose of the Plan is to promote long-term investment in GE stock. We provide information to you about GE stock in two separate documents: (1) this prospectus supplement, which describes the specific terms of the Plan and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in that prospectus; and (2) the accompanying prospectus, which provides general information about securities we may offer from time to time, including securities other than the common stock being offered by this prospectus supplement. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus in making your investment decision.

References in this prospectus supplement to “GE,” “we,” “us” and “our” are to General Electric Company. References to “GE stock” are to shares of common stock, $0.06 par value per share, issued by General Electric Company.

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PLAN SUMMARY

The Plan. The Plan offers an opportunity to buy shares of GE stock even if you are not already a GE shareowner. The Plan also provides a means to reinvest dividends on GE stock in additional shares of GE.

Enrollment. To enroll in the Plan, you must either already own shares of GE stock in your name, or you must acquire shares in your name by buying a minimum of $250.00 of GE stock through the Plan when you enroll. If you do not already own shares of GE stock in your name, there is a one-time $7.50 registration fee for your initial purchase of GE stock.

Plan Account. When you enroll in the Plan, an account will be opened in your name(s) to hold the shares of GE stock you buy. The shares acquired will be held in your Plan account. Instead of receiving stock certificates, you will receive statements of your account.

Dividends. You may choose to reinvest dividends on any or all shares in your Plan account, or to receive cash dividends. If you have your dividends reinvested, the shares purchased will be added to your Plan account.

Additional Purchases. You may make additional purchases of GE stock through the Plan. You may buy GE stock with a minimum of $10.00 per transaction, up to an aggregate maximum of $500,000.00 annually. Purchases are subject to certain fees and conditions (see How the Plan Works).

Safekeeping. You may send your GE stock certificates to us for conversion to your Plan account. There is no fee for safekeeping.

Selling Shares in Your Account. You can sell your Plan shares at any time by submitting a request to sell online, by telephone or through the mail (see Contact Information). A check will be issued for your sale proceeds, unless you elect to receive the funds by direct deposit into your bank account.

Transferring Shares. You may transfer your Plan shares to another person without charge.

Contacting Us. GE’s transfer agent, Equiniti Trust Company d/b/a EQ Shareowner Services (the “Plan Administrator”) acts as agent for participants in the Plan and administers the Plan for us (see Contact Information).

Because this is a summary, it may not contain all the information that may be important to you. You should read the entire prospectus supplement carefully.

RISK FACTORS

Investing in GE’s common stock involves risk. See the risk factors described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 which is incorporated by reference in this prospectus supplement, as well as in any subsequent filings. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus supplement, including filings made with the Securities and Exchange Commission (“SEC”) subsequent to the date of this prospectus supplement. These risks could materially affect our business, results of operations or financial condition and cause the value of GE’s common stock to decline. You could lose all or part of your investment.

You will not be able to control the timing of your investments under the Plan, and you will be subject to the risk of changes in the price of GE’s common stock.

The price of GE stock fluctuates on a daily basis. Pursuant to the mechanics of how shares are purchased and sold under the Plan, you have no control over the exact timing and prices over which shares are purchased for you or sold on your behalf under the Plan. For example, the price of our common stock may rise or fall after you submit your request to sell and prior to the ultimate sale of your shares. Because the prices at which shares are purchased or sold under the Plan are beyond your control, you may lose any advantage otherwise available from being able to select the timing of your investment. These price risks will be borne solely by you.

Fees you may incur related to the Plan are subject to change.

The Plan is administered by the Plan Administrator, and registration, transaction and other fees are associated with your participation in the Plan. These fees are noted throughout this prospectus supplement and are subject to change without notice and at any time by the Plan Administrator. Such changes could increase the costs incurred, or decrease the benefits enjoyed, by your participation in the Plan. For the latest fees, please review the Plan information available at shareowneronline.com.

There are risks inherent in owning our common stock.

The market price and volume of our common stock have been, and may continue to be, subject to significant fluctuations. These may arise from general stock market conditions, the impact of the risk factors described in our SEC filings on our financial condition and results of operations, a change in sentiment in the market regarding us or our business prospects or from other factors. GE’s Board of Directors may make changes in the amount and/or frequency of share repurchases and dividends, or determine not to repurchase shares or pay a dividend, any of which could adversely affect the value of our common stock.

HOW THE PLAN WORKS

1. How do I enroll in the Plan?

To enroll in the Plan, you must complete an Account Authorization Form and either transfer shares of GE stock that you already own to your Plan account or purchase shares of GE stock at the same time you complete the Account Authorization Form. Both methods are described below. If you live outside the USA, see “Foreign Participation” on page S-8 of this prospectus supplement.

A.

If you do not currently own any shares of GE stock, you can enroll in the Plan and buy your initial shares of GE stock through the Plan at the same time. You can enroll and purchase your initial shares through shareowneronline.com. Payment must be made using electronic funds transfer from a bank account. You can also request an enrollment package by calling 1-800-STOCK-GE (1-800-786-2543) or (651) 450-4064 if calling outside of the USA. Enrollment packages are generally mailed within two days after we receive your request. Complete and mail back the

Account Authorization Form. The minimum initial purchase is $250.00, and the registration fee is $7.50. If you enroll by mail, enclose a check payable to “EQ Shareowner Services” in U.S. dollars, drawn on a U.S. bank, for the GE stock you are purchasing plus the registration fee. Do not send cash.

B.

If you already own at least one share of GE stock registered in your name, you can enroll through shareowneronline.com. You can also request an enrollment package by calling 1-800-STOCK-GE (1-800-786-2543) or (651) 450-4064 if calling outside of the USA and complete and mail back the Account Authorization Form. If you own GE stock in another name (e.g., in a broker, bank, trust or other nominee name), you can arrange with the nominee to transfer at least one share of stock into your name, and then enroll those shares using these instructions. If you do not wish to transfer shares held in nominee name, you can buy additional shares in your name through the Plan at the time you enroll, as described in paragraph 1.A. above.

2. How can I buy additional shares through the Plan?

After you have opened a Plan account, you can buy additional shares (including fractional shares) through shareowneronline.com or by mail using the Transaction Request Form attached to your Plan statement. You can also arrange for automatic one-time, monthly or semi-monthly withdrawals for purchases. Each method is described below. Each purchase must be for a minimum of $10.00, and can be for up to a maximum aggregate amount of $500,000.00 annually.

If you buy additional shares through shareowneronline.com, payment must be for the purchase amount, plus the $1.00 transaction fee, made using automatic withdrawal from a bank account. If you buy additional shares by mail using the Transaction Request Form, payment must be made by check payable to “EQ Shareowner Services” in U.S. dollars, drawn on a U.S. bank, in the purchase amount, plus the $5.00 transaction fee. Send the completed Transaction Request Form and check to the Plan Administrator. Do not send cash. Third-party checks, money orders, traveler’s checks and foreign checks will not be accepted and will be returned to the sender and NO PURCHASE WILL BE MADE.

Purchases generally are credited to Plan accounts weekly. Because purchases are credited only weekly, there may be a delay of up to five business days between the date we receive your funds and the date that stock is credited to your Plan account. You will not earn interest on funds held by the Plan Administrator. During the period that an optional cash investment is pending, the collected funds in the possession of the Plan Administrator may be invested in certain Permitted Investments. For purposes of this Plan, “Permitted Investments” shall mean the Plan Administrator may hold the funds uninvested or invested in select Wells Fargo deposit products. The risk of any loss from such Permitted Investments shall be the responsibility of the Plan Administrator. Investment income from such Permitted Investments shall be retained by the Plan Administrator.

If you send payment to us to pay for additional shares and it is returned due to insufficient funds, we will resell the shares purchased. We may liquidate shares in your account to reimburse us for transaction fees, bank fees and any loss incurred in connection with purchasing and reselling such shares.

Purchases by Automatic Withdrawal. You may authorize us to make automatic purchases of a specified dollar amount of GE stock, paid for by automatic withdrawal from your bank account. Purchases using automatic withdrawal incur a $1.00 charge for each transaction.

You can go through shareowneronline.com or complete an Account Authorization Form to authorize automatic withdrawals for purchases. Funds generally will be withdrawn from your bank account on or about the 11th, 25th or both days of each month (or the next business day if the 11th or 25th is not a business day). Purchases will generally be made within one week after the withdrawal. Allow four to six weeks for the initial withdrawal. To terminate automatic withdrawals, you can go through shareowneronline.com or send us written, signed instructions.

The maximum that can be purchased annually is $500,000.00, whether in one initial investment or through a series of purchases. In addition, NO PURCHASE, OF ANY AMOUNT, will be made in any week in which you send a check for more than the annual aggregate limit of $500,000.00, or several checks that add up to more than $500,000.00, or arrange for the automatic withdrawal of more than $500,000.00. In such cases, all of the funds will be returned to you promptly by regular mail.

3. Do I have to have dividends reinvested?

Dividend reinvestment is a service offered by the Plan. It is not required. When you enroll in the Plan, you will indicate whether you want the dividends on any or all of the shares in your account reinvested. If you do not indicate a preference, dividends on the shares held in your Plan account on the dividend record date will be reinvested. If you choose to receive cash dividends on any of the shares in your account, they will be directly deposited to the bank account you indicate on your Account Authorization Form. The Plan Administrator will invest GE dividend funds as soon as administratively possible, and no later than 30 trading days, following the dividend payable date. The following describes the available options:

Full dividend reinvestment—All cash dividends payable on shares held in the Plan, along with any shares held in physical certificate form or through book-entry Direct Registration Shares (“DRS”), will be used to purchase additional shares. You will not receive cash dividends from GE; instead, all dividends will be reinvested. Whole and fractional shares will be allocated to your Plan account. (RD)

Partial cash dividend by share amount—You may elect to be paid cash for a portion of the dividend and reinvest the remainder. The partial elected to be paid will be applied to the total shares held in the Plan, along with any shares held in physical certificate form or held through book-entry DRS. The cash portion of dividends will be sent by check unless you have elected to have those dividends deposited directly to a designated bank account. (PS-N)

Cash dividends—All dividends payable to you will be paid in cash. This includes the dividend payable on all shares held in the Plan, any shares held in physical certificate form or held through book-entry DRS. Your dividend payment will be sent by check unless you have elected to have those dividends deposited directly to a designated bank account. (RP0)

You may change your election regarding dividend reinvestment at any time through shareowneronline.com or using an Account Authorization Form. Any changes will be effective as of the next dividend record date after we receive notice of the change.

You should note that under U.S. federal income tax law, dividends are taxable to you even if your dividends are reinvested through the Plan. We will provide you a Form 1099-DIV reporting your dividends (including reinvested dividends) and will also report that information to the Internal Revenue Service (“IRS”). For non-U.S. participants receiving U.S. sourced dividends, they may be subject to U.S. withholding tax and will be reported on Form 1042-S.

4. How are shares purchased for my account?

The Plan Administrator will buy the shares for your Plan account. Any initial, recurring, or one-time optional cash investment will be invested generally within five (5) trading days, and no later than 35 trading days, except where postponement is necessary to comply with Regulation M under the Securities Exchange Act of 1934 or other applicable provisions of the securities laws. The Plan Administrator may buy newly issued shares directly from GE or shares of GE stock held in our treasury, which are shares of GE stock previously sold into the public markets and later repurchased by us. The Plan Administrator may also buy shares in the public markets or in privately negotiated transactions. Purchases generally will be made for the Plan and credited to Plan accounts once each week. If demand requires, purchases may be made over several days for the weekly crediting to Plan accounts.

The Plan Administrator is authorized to choose a broker at its sole discretion, to execute purchases and sales for Plan participants.

5. What price will I pay for shares?

If the Plan Administrator buys your shares from GE, either as newly issued shares or shares from our treasury, the share price will be the average of the high and low prices on the NYSE Composite Index for GE stock on the date of purchase.

If the Plan Administrator buys your shares in the public markets or in privately negotiated transactions, the share price will be the weighted average price of all shares purchased for the weekly crediting to Plan accounts.

These share prices apply whether the Plan Administrator is purchasing shares for your initial investment, purchasing additional shares for your account, or reinvesting dividends.

When you send in a payment by check or automatic withdrawal to buy GE stock, the Plan Administrator will use your funds to buy the number of shares (including fractional shares to three decimal places) that can be purchased with your funds at the price described above, after deducting the transaction fees.

Initial purchases will incur a one-time $7.50 registration fee (see Question 1). All Plan participants will be charged the fees shown below for each additional purchase of stock by the Plan.

GE may, in its sole discretion, cover or subsidize these fees for participants, including participants holding fewer than a specified number of shares in their account.

Investment Summary and Fees

Summary
Minimum cash investments
Minimum one-time initial purchase for new investors	$250.00
Minimum one-time optional cash investment	$10.00
Minimum recurring automatic investments	$10.00
Maximum cash investments
Maximum annual investment	$500,000.00
Dividend reinvestment options
Reinvest options	Full, Partial, None
Fees
Investment fees
Initial enrollment (new investors only)	$7.50
Dividend reinvestment	3%-$5.00 Max
Check investment	$5.00
One-time automatic investment	$1.00
Recurring automatic investment	$1.00
Dividend purchase trading commission per share	$0.06
Optional cash purchase trading commission per share	$0.06
Sales fees
Batch Order	$10.00
Market Order	$25.00
Limit Order per transaction (Day/GTD/GTC)	$30.00
Stop Order	$30.00
Sale trading commission per share	$0.15
Direct deposit of sale proceeds	$5.00
Other fees
Certificate deposit	Company Paid
Returned check / Rejected automatic bank withdrawals	$35.00 per item
Prior year duplicate statements	$15.00 per year

Because the prices at which shares are purchased under the Plan are beyond your control, you may lose any advantage otherwise available from being able to select the timing of your investment.

6. How can I keep track of account activity?

Following each cash purchase, or other transaction involving your Plan account, you will be provided with a detailed statement. You may elect to have your statements and other information sent to you automatically by initiating eDelivery through shareowneronline.com.

You have the right to request a current year statement at any time at no charge. In addition, you can check your account balance and history at shareowneronline.com or by calling 1-800-STOCK-GE (1-800-786-2543) or (651) 450-4064 if calling outside of the USA.

If you believe that an error has been made in your Plan records, or that Plan mailings to you are being misdirected, lost or stolen, promptly contact the Plan Administrator.

7. What is safekeeping? How does it work?

You may elect to deposit physical GE common stock certificate(s) for safekeeping by sending the certificate(s) to the Plan Administrator together with instructions to deposit the certificate(s). The certificate(s) will show as surrendered with the corresponding credit to Plan shares. The transaction will appear on the Plan account statement, and shares will be held by the Plan Administrator in its name or nominee name. These shares will be held until you sell, withdraw or terminate participation in the Plan. Because you bear the risk of loss in sending stock certificate(s), it is recommended that you send them registered, insured for at least 4% of the current market value and request a return receipt.

Optional Mail Loss Insurance

You are advised that choosing registered, express or certified mail alone will not provide full protection should the certificates become lost or stolen. Mail loss insurance provides the coverage needed to replace and reissue the shares should they become lost or stolen through the mail. As the Plan Administrator, we can provide low-cost loss insurance for certificates being returned for conversion to book-entry form. Replacement transaction fees may also apply.

To take advantage of the optional mail loss insurance, simply include a check in the amount of $10.00, made payable to ‘EQ Surety Program’, along with the certificates and instructions. Choose an accountable mail delivery service such as Federal Express, United Parcel Service, DHL, Express Mail, Purolator, TNT, or United States Postal Service Registered Mail. Any one shipping package may not contain certificates exceeding a total value of $100,000. The value of certificate shares is based on the closing market price of the common stock on the trading day prior to the documented mail date.

Claims related to lost certificates under this service must be made within 60 days of the documented delivery service mail date. A copy of the certificate(s) mailed, along with proof that it was sent by trackable mail should be submitted with the claim. This is specific coverage for the purpose of converting shares to book-entry form and the surety is not intended to cover certificates being tendered for certificate breakdown or exchange for other certificates.

8. Can I get certificates for shares in my account?

No. GE no longer issues shares in certificated form. Other than shares you currently hold in certificated form, you may only hold shares through DRS, the Plan, or, for shares held outside the Plan, through your brokerage account.

9. Can I transfer or gift Plan shares to another person?

To authorize a transfer or gift of GE shares, you must submit a Stock Power Form with instructions to transfer ownership of shares, to the Plan Administrator. The Form can be found on our website at shareowneronline.com. For additional assistance regarding the transfer of Plan shares, contact the Plan Administrator. The Form will require a “Medallion Signature Guarantee” by a financial institution. A Medallion Signature Guarantee is a special guarantee for securities and may be obtained through a financial institution such as a broker, bank, savings and loan association, or credit union who participates in the Medallion Signature Guarantee program. The guarantee ensures that the individual requesting the transfer of securities is the owner of those securities. Most banks and brokers participate in the Medallion Signature Guarantee program.

If your request to transfer all Plan shares in an account is received between a dividend record date and payable date, the request will be processed and a separate dividend check will be mailed to you.

You can also gift shares from a Plan account to a non-participant by making an initial cash investment to establish an account in the recipient’s name. An optional cash investment can also be submitted on behalf of an existing Plan participant. If your investments or transfers are made to an existing account, dividends on the shares credited to such investments or transfers will be invested in accordance with the elections made by the existing account owner.

10. How can I sell shares in my Plan account?

Sales are usually made through a broker, who will receive trading commissions. Typically, the shares are sold through the exchange on which the common shares of GE are traded. Depending on the number of GE shares to be sold and current trading volume, sale transactions may be completed in multiple transactions and over the course of more than one day. All sales are subject to market conditions, system availability, restrictions and other factors. The actual sale date, time or price received for any shares sold through the Plan cannot be guaranteed.

You may instruct the Plan Administrator to sell shares under the Plan through a Batch Order, Market Order, Day Limit Order, Good-’Til-Date/Canceled Limit Order or Stop Order.

Batch Order (online, telephone, mail)—The Plan Administrator will combine each request to sell through the Plan with other Plan participant sale requests for a Batch Order. Shares are then periodically submitted in bulk to a broker for sale on the open market. Shares will be sold no later than five business days (except where deferral is necessary under state or federal regulations). Bulk sales may be executed in multiple transactions and over more than one day depending on the number of shares being sold and current trading volumes. Once entered, a Batch Order request cannot be canceled.

Market Order (online or telephone)—Your request to sell shares in a Market Order will be at the prevailing market price when the trade is executed. If such an order is placed during market hours, the Plan Administrator will promptly submit the shares to a broker for sale on the open market. Once entered, a Market Order request cannot be canceled. Sales requests submitted near the close of the market may be executed on the next trading day, along with other requests received after market close.

Day Limit Order (online or telephone)—Your request to sell shares in a Day Limit Order will be promptly submitted by the Plan Administrator to a broker. The broker will execute as a Market Order when and if the stock reaches, or exceeds the specified price on the day the order was placed (for orders placed outside of market hours, the next trading day). The order is automatically canceled if the price is not met by the end of that trading day. Depending on the number of shares being sold and current trading volumes, the order may only be partially filled and the remainder of the order canceled. Once entered, a Day Limit Order request cannot be canceled by the participant.

Good-’Til-Date/Canceled (GTD/GTC) Limit Order (online or telephone)—A GTD/GTC Limit Order request will be promptly submitted by the Plan Administrator to a broker. The broker will execute as a Market Order when and if the stock reaches, or exceeds the specified price at any time while the order remains open (up to the date requested or 90 days for GTC). Depending on the number of shares being sold and current trading volumes, sales may be executed in multiple transactions and may be traded on more than one day. The order or any unexecuted portion will be automatically canceled if the price is not met by the end of the order period. The order may also be canceled by the applicable stock exchange or the participant.

Stop Order (online or telephone)—The Plan Administrator will promptly submit your request to sell shares in a Stop Order to a broker. A sale will be executed when the stock reaches a specified price, at which time the Stop Order becomes a Market Order, and the sale will be at the prevailing market price when the trade is executed. The price specified in the order must be below the current market price (generally used to limit a market loss).

Sales proceeds will be net of any fees to be paid by you. The Plan Administrator will deduct any fees or applicable tax withholding from the sale proceeds. Sales processed on accounts without a valid Form W-9 for U.S. citizens or Form W-8BEN for non-U.S. citizens will be subject to Federal Backup Withholding. This tax can be avoided by furnishing the appropriate and valid form prior to the sale. Forms are available online at shareowneronline.com.

A check for the proceeds of the sale of shares (in U.S. dollars), less applicable taxes and fees, will generally be mailed by first class mail as soon as administratively possible after the settlement date. If you submit a request to sell all or part of the Plan shares, and you request net proceeds to be automatically deposited to a checking or savings account, you must provide a voided blank check for a checking account or blank savings deposit slip for a savings account. If you are unable to provide a voided check or deposit slip, your written request must have your signature(s) medallion guaranteed by an eligible financial institution for direct deposit. Requests for automatic deposit of sale proceeds that do not provide the required documentation will not be processed, and a check for the net proceeds will be issued.

If you wish to sell shares currently held in certificate form you may send them in for deposit to the Plan Administrator and then proceed with the sale. To sell shares through a broker of your choice, you may request the broker to transfer shares electronically from the Plan account to your brokerage account.

GE’s share price may fluctuate between the time the sale request is received and the time the sale is completed on the open market. The Plan Administrator shall not be liable for any claim arising out of the failure to sell on a certain date or at a specific price. Neither the Plan Administrator nor any of its affiliates will provide any investment recommendations or investment advice with respect to transactions made through the Plan. This risk should be evaluated by the participant and is a risk that is borne solely by the participant.

The Insider Trading Policy provides that you may not trade in GE’s common stock if in possession of material, non-public information about the Company. Share sales by employees, Affiliates and Section 16 officers must be made in compliance with GE’s Insider Trading Policy.

11. How can I terminate my reinvestment participation and close my account?

You may discontinue the reinvestment of your dividends at any time by giving notice to the Plan Administrator. This can be done through shareowneronline.com, by telephone or by written instructions. To be effective for a given dividend payment, the notice must be received before the record date of that dividend. You may also request the sale of all or part of any such shares through the Plan Administrator or have the Plan Administrator electronically transfer your shares to your brokerage account.

You can close your account at any time through shareowneronline.com or by using the Transaction Request Form attached to your Plan statement. Your account will be closed as soon as administratively possible after we receive your written instructions.

When your account is closed, we will transfer to book-entry form (DRS) all of the full shares in your account, registered in the exact name(s) shown on the account. (If you wish a different name on the transfer, please see Question 9 above.) We will liquidate any fractional share in your account and send you a check for the proceeds, less applicable fees. After your account is closed, dividends on any shares of GE stock you hold as certificates will be paid in cash and sent to you at the address you provide, or automatically deposited in your bank account in accordance with your instructions.

Alternatively, you may direct us to sell any or all of the shares in your account. If shares are sold, a liquidation fee plus as per share commission will be deducted from the proceeds. We will mail you a check for the net proceeds unless you elect to have your sale proceeds directly deposited to your bank account. There will be an additional $5.00 fee for this direct deposit service. We will provide you a Form 1099-B reporting the sale of shares for income tax purposes shortly after the close of each calendar year. We will also report that information to the IRS. You will not receive interest on sales proceeds held pending disbursement.

To close an account on the death of a sole account holder, the executor should contact us for specific instructions (see Contact Information).

The Plan Administrator reserves the right to terminate participation in the Plan if you do not have at least one whole share in the Plan. Upon termination, you may receive the cash proceeds from the sale of any fractional share, less any transaction fee and trading commission.

CONTACT INFORMATION

Internet

shareowneronline.com

Available 24 hours a day, 7 days a week for access to account information and answers to many common questions and general inquiries.

To enroll in the Plan:

If you are an existing registered shareowner:

1.	Go to shareowneronline.com.

2.	Select Register then Register for Online Access.

3.	Enter your Company Name, Authentication ID* and Account Number.

*	If you do not have your Authentication ID, select I don’t know and complete the online form to have it sent to you. For security, this number is required for first time sign on.

If you are a new investor:

1.	Go to shareowneronline.com.

2.	Select Register then Buy Shares in a Company.

3.	Select General Electric Company.

4.	Select Invest in this Company and follow the instructions to buy shares.

Email

Go to shareowneronline.com and select Contact Us.

Telephone

1-800-786-2543 Toll-Free
651-450-4064 outside the USA

Customer Care Specialists are available Monday through Friday, from 7:00 a.m. to 7:00 p.m. U.S. Central Time.

You may also access your account information 24 hours a day, 7 days a week using our automated voice response system.

Written Correspondence and Deposit of Certificated Shares

EQ Shareowner Services
P.O. Box 64856
St. Paul, MN 55164-0856

Certified and Overnight Delivery
EQ Shareowner Services
1110 Centre Pointe Curve, Suite 101
Mendota Heights, MN 55120-4100

ADDITIONAL INFORMATION ABOUT THE PLAN

Voting. Participants in the Plan will receive voting materials and have the sole right to vote the common stock of GE represented by the shares held for them in the Plan. In the event you do not provide direction for voting, the Plan shares will not be voted.

You are encouraged to read the information carefully. Votes may be submitted online, by telephone or by returning the signed, dated proxy card. A participant’s shares will be voted in accordance with the most recently submitted instructions.

Dividends. The Board of Directors determines dividend record and payment dates, and dividend amounts. The Board of Directors may change the amount and timing of dividends, or may choose not to pay a dividend, at any time, without notice.

Stock Splits and Stock Dividends. Your Plan account will be adjusted to reflect any additional shares of GE stock distributed as a stock split, stock dividend or other distribution based on the shares of GE stock held in your Plan account. In the event of a stock reduction due to a reverse stock split, subscription or other offering of rights to shareowners, you will be entitled to such rights based on the number of shares credited to your account. In addition, if you also hold shares of GE stock in certificate form or book-entry form (DRS) that are not included in your Plan account, any additional shares distributed as a stock split, stock dividend or other distribution on those certificated and book-entry form (DRS) shares will also be deposited to your account.

Account Termination. If you hold less than one full share in your Plan account, we may close the account, liquidate the fractional share and send you a check representing the market value of the fractional share that was in the account, less applicable fees.

Investment Decisions. Your account represents an investment in GE stock, which may increase or decrease in value. You are responsible for the investment decisions regarding your Plan investments. Neither GE nor the Plan Administrator can provide investment advice. Your Plan shares are not insured by the FDIC or any other government agency, are not deposits or other obligations of, and are not guaranteed by, EQ Shareowners Services or GE, are not subject to protection under the Securities Investor Protection Act of 1970, and are subject to investment risks, including possible loss of principal amount invested.

Tax Consequences. Tax consequences of participating in the Plan can vary depending on each participant’s tax situation. Be sure to keep your account statements for income tax purposes. You are responsible for consulting with tax advisors to determine the tax effect of Plan participation in light of current and proposed federal, state, local, foreign and other tax laws.

Dividends. Under U.S. federal income tax law, dividends are taxable to you even if your dividends are reinvested through the Plan. We will provide you a Form 1099-DIV reporting your dividends (including reinvested dividends) and will also report that information to the IRS. For non-U.S. participants receiving U.S. sourced dividends, they may be subject to U.S. withholding tax and will be reported on Form 1042-S.

Tax Basis. The Plan assumes that each participant will use the first-in, first-out (“FIFO”) method when determining the tax basis of any shares sold. Participants may designate their preference for a different method of determining the tax basis of shares by identifying this preference in writing to the Plan Administrator. Participants may designate their preference for specific identification cost basis or for the average basis method effective for sales occurring after their designation. Federal tax regulations require the FIFO tax lot selection method after the average cost basis election has been made. The rules regarding basis selection methods are complex, and you should consult your tax advisor regarding the choice of method based on your facts and circumstances.

Responsibility. Neither GE nor the Plan Administrator will be liable for actions taken in good faith in administering the Plan, or for actions required by law, or for good-faith omissions to act. This includes any claims for liability relating to the prices at which shares are purchased or sold for your account, the dates of purchases or sales, or any changes in the market value of GE stock.

You are responsible for costs that you incur in connection with Plan participation—for example, the cost of sending certificates or other materials to us, fees that your bank may charge you for automatic withdrawal, or delivery fees for payments we send to you by means other than first-class mail, at your request.

You are responsible for notifying us promptly of any change in your name or address.

Changes in the Plan. This prospectus supplement (including any supplements or revisions that may be distributed in the future) sets forth the terms of the Plan. We may change the terms of the Plan, including applicable fees, or terminate the Plan, at any time. We will mail you a supplemental or revised prospectus supplement before any material changes in the Plan are effective. GE and the Plan Administrator may change our administrative procedures without notice, if the changes do not change the material terms of the Plan.

Foreign Participation. If you live outside the USA, you should first determine if there are any laws or governmental regulations that would prohibit your participation in the Plan, or affect the terms of the Plan. This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any shares of common stock in any circumstances or jurisdiction in which this offer or solicitation is unlawful. We have the right to terminate participation of any shareowner if we deem it advisable under any foreign laws or regulations. Tax consequences of Plan participation may vary under foreign laws or regulations, and you should determine the tax treatment of Plan features, such as dividend reinvestment, before you decide to invest through the Plan.

A foreign person (nonresident alien individual or foreign entity) is subject to tax withholding at a 30% rate on the gross amount of certain payments of U.S. source income including dividends, unless the beneficial owner of the payment is entitled to a reduced rate of, or exemption from, withholding tax under an income tax treaty. Foreign Entity owned accounts may also be subject to 30% withholding on all applicable U.S. sourced income, including dividends, as required by the Foreign Account Tax Compliance Act (“FATCA”). Gross proceeds received from the sale, maturity or exchange of securities that can produce U.S. sourced dividends or interest will also be subject to potential FATCA withholding. Foreign persons should consult with their tax advisors or counsel as to which tax certification form they are required to provide and for more specific information regarding the withholding requirements under Chapters 3 and 4 (FATCA) of the U.S. Internal Revenue Code.

INFORMATION ABOUT GE

GE is a high-tech industrial company that operates worldwide through its four industrial segments, Power, Renewable Energy, Aviation and Healthcare, and its financial services segment, Capital. We serve customers in over 170 countries. Manufacturing and service operations are carried out at 94 manufacturing plants located in 30 states in the United States and Puerto Rico and at 190 manufacturing plants located in 37 other countries.

GE’s address is 1 River Road, Schenectady, NY 12345-6999; we also maintain executive offices at 5 Necco Street, Boston, MA 02210. General Electric Company is incorporated in New York State.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s web site at http://www.sec.gov. Our common stock is listed and traded on the New York Stock Exchange. Information about us, including our SEC filings, is also available at our Internet site at https://www.ge.com. However, the information on our Internet site is not a part of this prospectus or any prospectus supplement.

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

•

The Annual Report on Form 10-K for the fiscal year ended December 31, 2020 that we filed with the SEC on February 12, 2021 (including the portions of our proxy statement for our 2021 annual meeting of shareholders incorporated by reference therein);

•	The Current Reports on Form 8-K and Form 8-K/A that we filed with the SEC on February 12, 2021, March 10, 2021, March 12, 2021 and March 31, 2021; and

•

The description of our common stock contained in our Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act, as updated by the description of our common stock contained in Exhibit 4(l) to the Annual Report on Form 10-K for the year ended December 31, 2020, and as subsequently amended or updated.

You may obtain documents incorporated by reference into this prospectus at no cost by writing or telephoning us at the following address:

General Electric Company
5 Necco Street
Boston, Massachusetts 02210
Attn: Corporate Investor Communications
(617) 443-3000

Copies of these filings are also available without charge on our website at www.ge.com. The contents of our website have not been incorporated into and do not form a part of this prospectus.

For information about the Plan or GE, you should rely only on the information contained in this prospectus or incorporated by reference. We have not authorized anyone else to provide you with different or additional information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the prospectus supplement.

USE OF PROCEEDS

Proceeds from the sale of newly issued or treasury shares through the Plan, if any, will be used by us for general corporate purposes. GE will not receive any proceeds from the purchase of shares under the Plan in the public markets or in privately negotiated transactions.

LEGAL MATTERS

The Plan is governed by the laws of the State of New York, our state of incorporation. Gibson, Dunn & Crutcher LLP, New York, New York, has provided a legal opinion regarding the validity of the GE stock to be issued by GE under this prospectus supplement.

EXPERTS

The consolidated financial statements of GE as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

General Electric Company

$20,000,000,000
of
Debt Securities
Preferred Stock
Common Stock
Warrants to Purchase Securities
Delayed Delivery Contracts
Guarantees

We may offer from time to time:

•	senior or subordinated debt securities,

•	shares of our preferred stock, par value $1.00 per share,

•	shares of our common stock, par value $0.06 per share,

•	warrants to purchase any of the other securities that may be sold under this prospectus,

•	delayed delivery contracts for the purchase or sale of certain specified securities, and

•	senior or subordinated guarantees.

The securities will have an aggregate initial offering price of up to $20,000,000,000, or an equivalent amount in U.S. dollars at the time of offering if any securities are denominated in a currency other than U.S. dollars. We will provide specific terms of any offering in supplements to this prospectus. The securities may be offered separately or together in any combination and as separate series. You should read this prospectus and any prospectus supplement carefully before you invest.

Our common stock is listed on the New York Stock Exchange under the symbol “GE.”

The mailing address of our principal executive offices is 5 Necco Street, Boston, Massachusetts 02210. Our telephone number is 617-443-3000.

Investing in our securities involves risk. See “Risk Factors” on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

Prospectus dated April 7, 2021.

TABLE OF CONTENTS

Prospectus

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. For further information about our business and the securities, you should refer to the registration statement on Form S-3 and its exhibits. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus provides you with only a general description of the securities we may offer. Each time we sell securities, we will file with the SEC a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or a prospectus supplement is accurate as of any date other than their respective dates.

Except as otherwise indicated, references in this prospectus to “GE,” “we,” “us” and “our” refer to General Electric Company and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s web site at http://www.sec.gov. Our common stock is listed and traded on the New York Stock Exchange. Information about us, including our SEC filings, is also available at our Internet site at https://www.ge.com. However, the information on our Internet site is not a part of this prospectus or any prospectus supplement.

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after (i) the date of the initial registration statement and prior to effectiveness of the registration statement and (ii) the date of this prospectus and prior to the completion or termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

•

The Annual Report on Form 10-K for the fiscal year ended December 31, 2020 that we filed with the SEC on February 12, 2021 (including the portions of our proxy statement for our 2021 annual meeting of shareholders incorporated by reference therein);

•	The Current Reports on Form 8-K and Form 8-K/A that we filed with the SEC on February 12, 2021, March 10, 2021, March 12, 2021 and March 31, 2021; and

•	The description of our common stock contained in our Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act, as updated by the description of our common stock contained in Exhibit 4(l) to the Annual Report on Form 10-K for the year ended December 31, 2020, and as subsequently amended or updated.

You may obtain documents incorporated by reference into this prospectus at no cost by writing or telephoning us at the following address:

General Electric Company
5 Necco Street
Boston, Massachusetts 02210
Attn: Corporate Investor Communications
(617) 443-3000

Copies of these filings are also available without charge on our website at www.ge.com. The contents of our website have not been incorporated into and do not form a part of this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “estimate,” “forecast,” “target,” “preliminary,” or “range.”

Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the impacts of the COVID-19 pandemic on our business operations, financial results and financial position and on the world economy; our expected financial performance, including cash flows, revenues, organic growth, margins, earnings and earnings per share; macroeconomic and market conditions and volatility; planned and potential business or asset dispositions, including our plan to combine our GE Capital Aviation Services (GECAS) business with AerCap; our de-leveraging plans, including leverage ratios and targets, the timing and nature of actions to reduce indebtedness and our credit ratings and outlooks; GE’s and GE Capital’s funding and liquidity; our businesses’ cost structures and plans to reduce costs; restructuring, goodwill impairment or other financial charges; or tax rates.

For us, particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include: the continuing severity, magnitude and duration of the COVID-19 pandemic, including impacts of the pandemic, of businesses’ and governments’ responses to the pandemic and of individual factors such as aviation passenger confidence on our operations and personnel, and on commercial activity and demand across our and our customers’ businesses, and on global supply chains; the extent to which the COVID-19 pandemic and related impacts will continue to adversely impact our business operations, financial performance, results of operations, financial position, the prices of our securities and the achievement of our strategic objectives; our success in executing and completing asset dispositions or other transactions, including our plan to combine our GECAS business with AerCap and our plan to exit our equity ownership position in Baker Hughes, the timing of closing for such transactions, the ability to secure regulatory approvals and satisfy other closing conditions (as applicable), and the expected proceeds and benefits to GE; changes in macroeconomic and market conditions and market volatility (including developments and volatility arising from the COVID-19 pandemic), including interest rates, the value of securities and other financial assets (including our equity ownership position in Baker Hughes and the equity ownership position that we will hold in AerCap after completing our announced plan to combine GECAS with AerCap), oil, natural gas and other commodity prices and exchange rates, and the impact of such changes and volatility on our financial position and businesses; our de-leveraging and capital allocation plans, including with respect to actions to reduce our indebtedness, the timing and amount of GE dividends, organic investments, and other priorities; further downgrades of our current short- and long-term credit ratings or ratings outlooks, or changes in rating application or methodology, and the related impact on our liquidity, funding profile, costs and competitive position; GE’s liquidity and the amount and timing of our GE Industrial cash flows and earnings, which may be impacted by customer, supplier, competitive, contractual and other dynamics and conditions; GE Capital’s capital and liquidity needs, including in connection with GE Capital’s run-off insurance operations and discontinued operations, the amount and timing of required capital contributions to the insurance operations and any strategic actions that we may pursue; the impact of conditions in the financial and credit markets on GE Capital’s ability to sell financial assets; the availability and cost of funding; and GE Capital’s exposure to particular counterparties and markets, including through GECAS to the aviation sector and adverse impacts related to COVID-19; global economic trends, competition and geopolitical risks, including changes in the rates of investment or economic growth in key markets we serve, or an escalation of sanctions, tariffs or other trade tensions between the U.S. and China or other countries, and related impacts on our businesses’ global supply chains and strategies; market developments or customer actions that may affect levels of demand and the financial performance of the major industries and customers we serve, such as secular, cyclical and competitive pressures in our Power business, pricing and other pressures in the renewable energy market, levels of demand for air travel and other dynamics related to the COVID-19 pandemic, conditions in key geographic markets and other shifts in the competitive landscape for our products and services; operational execution by our businesses, including the operations and execution of our Power and Renewable Energy businesses, and the performance of our Aviation business; changes in law, regulation or policy that may affect our businesses, such as trade policy and tariffs, regulation related to climate change, and the effects of tax law changes; our decisions about investments in new products, services and platforms, and our ability to launch new products in a cost-effective manner; our ability to increase margins through implementation of operational changes, restructuring and other cost reduction measures; the impact of regulation and regulatory, investigative and legal proceedings and legal compliance risks, including the impact of Alstom and other investigative and legal proceedings; the impact of actual or potential failures of our products or third-party products with which our products are integrated, and related reputational effects; the impact of potential information technology, cybersecurity or data security breaches and the other factors that are described in the “Risk Factors” section in our most recent Annual Report on Form 10-K, as such descriptions may be updated or amended in any future reports we file with the SEC. These or other uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.

THE COMPANY

GE is a high-tech industrial company that operates worldwide through its four industrial segments, Power, Renewable Energy, Aviation and Healthcare, and its financial services segment, Capital. We serve customers in over 170 countries. Manufacturing and service operations are carried out at 82 manufacturing plants located in 28 states in the United States and Puerto Rico and at 149 manufacturing plants located in 34 other countries.

GE’s address is 1 River Road, Schenectady, NY 12345-6999; we also maintain executive offices at 5 Necco Street, Boston, MA 02210. General Electric Company is incorporated in New York State.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K, as such description may be subsequently updated or amended in any future reports we file with the SEC, and in the other documents incorporated by reference into this prospectus (which risk factors are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See “Where You Can Find More Information,” above.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, we intend to use the net proceeds from the sale of the securities to which this prospectus relates for general corporate purposes. General corporate purposes may include repayment of debt, acquisitions, additions to working capital, capital expenditures and investments in our subsidiaries. Net proceeds may be temporarily invested prior to use.

GENERAL DESCRIPTION OF SECURITIES

We may offer and sell, at any time and from time to time, up to $20,000,000,000 (or the equivalent at the time of offering in any other currency) aggregate initial offering price of:

•	our debt securities, in one or more series, which may be senior debt securities or subordinated debt securities,

•	shares of our preferred stock, par value $1.00 per share,

•	shares of our common stock, par value $0.06 per share,

•	warrants to purchase any of the other securities that may be sold under this prospectus,

•	delayed delivery contracts for the purchase or sale of certain specified securities,

•	senior or subordinated guarantees, or

•	any combination of these securities.

The terms of any securities we offer will be determined at the time of sale. We may issue debt securities that are exchangeable for or convertible into common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.

DESCRIPTION OF DEBT SECURITIES

General

The debt securities offered by this prospectus will be issued under one of two separate indentures between us and The Bank of New York Mellon, as Trustee: the senior note indenture, dated as of October 9, 2012, between us and The Bank of New York Mellon and a form of subordinated note indenture to be entered into later between us and The Bank of New York Mellon. We have incorporated by reference the senior note indenture and the form of subordinated note indenture as exhibits to the registration statement of which this prospectus is a part. The senior note indenture and the subordinated note indenture are sometimes referred to in this prospectus individually as an “indenture” and collectively as the “indentures.” The debt securities will be obligations of GE and will be either senior or subordinated debt. We have summarized selected provisions of the indentures and the debt securities below. This summary is not complete and is qualified in its entirety by reference to the indentures. References to section numbers in this prospectus, unless otherwise indicated, are references to section numbers of the applicable indenture. For purposes of this summary, the terms “we,” “our,” “ours” and “us” refer only to General Electric Company and not to any of its subsidiaries.

We may issue debt securities at any time and from time to time in one or more series under the indentures. The indentures give us the ability to reopen a previous issue of a series of debt securities and issue additional debt securities of the same series, subject to compliance with the applicable requirements set forth in the indentures. Neither indenture limits the amount of debt securities or other secured or unsecured debt that we or our subsidiaries may issue. We will describe the particular terms of each series of debt securities we offer in a supplement to this prospectus. If any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus. The terms of our debt securities will include those set forth in the indentures and those made a part of the indentures by the Trust Indenture Act of 1939. You should carefully read the summary below, the applicable prospectus supplement and the provisions of the indentures that may be important to you before investing in our debt securities.

Ranking

The senior debt securities offered by this prospectus will:

•	be general obligations,

•

rank equally with all other unsubordinated indebtedness of GE (except to the extent such other indebtedness is secured by collateral that does not also secure the senior debt securities offered by this prospectus), and

•	with respect to the assets and earnings of our subsidiaries, effectively rank below all of the liabilities of our subsidiaries.

The subordinated debt securities offered by this prospectus will:

•	be general obligations,

•	rank subordinated and junior in right of payment, to the extent set forth in the subordinated note indenture, to all Senior Debt (as defined herein), and

•	with respect to the assets and earnings of our subsidiaries, effectively rank below all of the liabilities of our subsidiaries.

A substantial portion of our assets are owned through our subsidiaries, many of which have significant debt or other liabilities of their own which will be structurally senior to the debt securities. None of our subsidiaries will have any obligations with respect to the debt securities. Therefore, GE’s rights and the rights of GE’s creditors, including holders of debt securities, to participate in the assets of any subsidiary upon any such subsidiary’s liquidation may be subject to the prior claims of the subsidiary’s other creditors.

Subject to the exceptions, and subject to compliance with the applicable requirements set forth in the indentures, we may discharge our obligations under the indentures with respect to our debt securities as described below under “—Defeasance.”

Terms

We will describe the specific terms of the series of debt securities being offered in a supplement to this prospectus. These terms will include some or all of the following:

•	the title of the debt securities,

•	whether the debt securities will be senior or subordinated debt,

•	any limit on the total principal amount of the debt securities,

•	the date or dates on which the principal of the debt securities will be payable or the method used to determine or extend those dates,

•

any interest rate on the debt securities, any date from which interest will accrue, any interest payment dates and regular record dates for interest payments, or the method used to determine any of the foregoing, and the basis for calculating interest if other than a 360-day year of twelve 30-day months,

•

the place or places where payments on the debt securities will be payable, the debt securities may be presented for registration of transfer or exchange, and notices and demands to or upon us relating to the debt securities may be made, if other than the corporate trust office of the Trustee,

•	any provisions for redemption of the debt securities,

•	any provisions that would allow or obligate us to redeem or purchase the debt securities prior to their maturity pursuant to any sinking fund or analogous provision or at the option of the holder,

•	the denominations in which we will issue the debt securities, if other than denominations of an integral multiple of $1,000,

•	any provisions that would determine payments on the debt securities by reference to an index or a formula,

•	any foreign currency, currencies or currency units in which payments on the debt securities will be payable and the manner for determining the equivalent amount in U.S. dollars,

•	any provisions for payments on the debt securities in one or more currencies or currency units other than those in which the debt securities are stated to be payable,

•	the portion of the principal amount of the debt securities that will be payable if the maturity of the debt securities is accelerated, if other than the entire principal amount,

•

if the principal amount to be paid at the stated maturity of the debt securities is not determinable as of one or more dates prior to the stated maturity, the amount that will be deemed to be the principal amount as of any such date for any purpose,

•

any variation of the defeasance and covenant defeasance sections of the indentures and the manner in which our election to defease the debt securities will be evidenced, if other than by a board resolution,

•

whether we will issue the debt securities in the form of temporary or permanent global securities, the depositaries for the global securities, and provisions for exchanging or transferring the global securities,

•	whether the interest rate of the debt securities may be reset,

•	whether the stated maturity of the debt securities may be extended,

•

any deletion or addition to or change in the events of default for the debt securities and any change in the rights of the Trustee or the holders of the debt securities arising from an event of default including, among others, the right to declare the principal amount of the debt securities due and payable,

•	any addition to or change in the covenants in the indentures,

•	any additions or changes to the indentures necessary to issue the debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons,

•	the appointment of any paying agents for the debt securities, if other than the Trustee,

•	the terms of any right to convert or exchange the debt securities into any other securities or property,

•	the terms and conditions, if any, pursuant to which the debt securities of a series are secured,

•	any restriction or condition on the transferability of the debt securities,

•

in the case of subordinated debt securities, any subordination provisions and related definitions which may be applicable in addition to, or in lieu of, those contained in the subordinated note indenture,

•	the exchanges, if any, on which the debt securities may be listed, and

•	any other terms of the debt securities consistent with the indentures. (Section 301)

Any limit on the maximum total principal amount for any series of the debt securities may be increased by resolution of our board of directors. (Section 301) We may sell the debt securities, including original issue discount securities, at a substantial discount below their stated principal amount. If there are any special U.S. federal income tax considerations applicable to debt securities we sell at an original issue discount, we will describe them in the prospectus supplement. In addition, we will describe in the prospectus supplement any special U.S. federal income tax considerations and any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars.

Form, Exchange and Transfer

We will issue the debt securities in registered form, without coupons. Unless we inform you otherwise in the prospectus supplement, we will only issue debt securities in denominations of integral multiples of $1,000. (Section 302)

Holders generally will be able to exchange debt securities for other debt securities of the same series with the same total principal amount and the same terms but in different authorized denominations. (Section 305)

Holders may present debt securities for exchange or for registration of transfer at the office of the security registrar or at the office of any transfer agent we designate for that purpose. The security registrar or designated transfer agent will exchange or transfer the debt securities if it is satisfied with the documents of title and identity of the person making the request. We will not charge a service charge for any exchange or registration of transfer of debt securities. However, we and the security registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable for the registration of transfer or exchange. Unless we inform you otherwise in the prospectus supplement, we will appoint the Trustee as security registrar. We will identify any transfer agent in addition to the security registrar in the prospectus supplement. (Section 305)

At any time we may:

•	designate additional transfer agents,

•	rescind the designation of any transfer agent, or

•	approve a change in the office of any transfer agent.

However, we are required to maintain a transfer agent in each place of payment for the debt securities at all times. (Sections 305 and 1002)

If we elect to redeem a series of debt securities, neither we nor the Trustee will be required:

•

to issue, register the transfer of or exchange any debt securities of that series during the period beginning at the opening of business 15 days before the day we mail the notice of redemption for the series and ending at the close of business on the day the notice is mailed, or

•	to register the transfer or exchange of any debt security of that series so selected for redemption, except for any portion not to be redeemed. (Section 305)

Payment and Paying Agents

Under the indentures, we will pay interest on the debt securities to the persons in whose names the debt securities are registered at the close of business on the regular record date for each interest payment. However, unless we inform you otherwise in the prospectus supplement, we will pay the interest payable on the debt securities at their stated maturity to the persons to whom we pay the principal amount of the debt securities. The initial payment of interest on any series of debt securities issued between a regular record date and the related interest payment date will be payable in the manner provided by the terms of the series, which we will describe in the prospectus supplement. (Section 307)

Unless we inform you otherwise in the prospectus supplement, we will pay principal, premium, if any, and interest on the debt securities at the offices of the paying agents we designate. However, except in the case of a global security, we may pay interest:

•	by check mailed to the address of the person entitled to the payment as it appears in the security register, or

•

by wire transfer in immediately available funds to the place and account designated in writing at least fifteen days prior to the interest payment date by the person entitled to the payment as specified in the security register.

We will designate the Trustee as the sole paying agent for the debt securities unless we inform you otherwise in the prospectus supplement. If we initially designate any other paying agents for a series of debt securities, we will identify them in the prospectus supplement. At any time, we may designate additional paying agents or rescind the designation of any paying agents. However, we are required to maintain a paying agent in each place of payment for the debt securities at all times. (Sections 307 and 1002)

Any money deposited with the Trustee or any paying agent in trust for the payment of principal, premium, if any, or interest on the debt securities that remains unclaimed for one year after the date the payments became due, may be repaid to us upon our request. After we have been repaid, holders entitled to those payments may only look to us for payment as our unsecured general creditors. The Trustee and any paying agents will not be liable for those payments after we have been repaid. (Section 1003)

Restrictive Covenants

We will describe any restrictive covenants for any series of debt securities in the prospectus supplement.

Consolidation, Merger and Sale of Assets

Under the indentures, we may not consolidate with or merge into, or convey, transfer or lease our properties and assets substantially as an entirety to, any person (as defined below), referred to as a “successor person” unless:

•	the successor person expressly assumes our obligations with respect to the debt securities and the indentures,

•

immediately after giving effect to the transaction, no event of default shall have occurred and be continuing (and, in the case of subordinated debt securities, no default in the performance of or breach, in any material respect, of any covenant or condition under the subordinated debt indenture shall have occurred and be continuing, for which notice of such failure or breach has been given to us and the Trustee by the holders of at least 25% in principal amount of the outstanding subordinated debt securities (a “covenant event”)), and no event which, after notice or lapse of time or both, would become an event of default (or, in the case of subordinated debt securities, a covenant event), shall have occurred and be continuing, and

•	we have delivered to the Trustee the certificates and opinions required under the respective indenture. (Section 801)

As used in the indentures, the term “person” means any individual, corporation, partnership, joint venture, trust, unincorporated organization, government or agency or political subdivision thereof.

Events of Default

Senior Debt Securities

Unless we inform you otherwise in the prospectus supplement, each of the following will be an event of default under the senior debt indenture with respect to any series of debt securities:

•	our failure to pay principal or premium, if any, on that series of debt securities when such principal or premium, if any, becomes due,

•	our failure to pay any interest on that series of debt securities for 30 days after such interest becomes due,

•	our failure to deposit any sinking fund payment for 30 days after such payment is due by the terms of that series of debt securities,

•

our failure to perform, or our breach, in any material respect, of any other covenant or warranty in the senior debt indenture with respect to that series of debt securities, other than a covenant or warranty included in the senior debt indenture solely for the benefit of another series of debt securities, for 90 days after either the Trustee has given us or holders of at least 25% in principal amount of the outstanding debt securities of that series have given us and the Trustee written notice of such failure to perform or breach in the manner required by the senior debt indenture,

•	specified events involving our bankruptcy, insolvency or reorganization, or

•

any other event of default we may provide for that series of debt securities, provided, however, that no event described in the fourth bullet point above will be an event of default until an officer of the Trustee responsible for the administration of the senior debt indenture has actual knowledge of the event or until the Trustee receives written notice of the event at its corporate trust office. (Section 501)

An event of default under one series of debt securities does not necessarily constitute an event of default under any other series of debt securities. If an event of default for a series of debt securities occurs and is continuing, either the Trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of all the debt securities of that series due and immediately payable by a notice in writing to us (and to the Trustee if given by the holders). Upon such declaration, we will be obligated to pay the principal amount of that series of debt securities.

The right described in the preceding paragraph does not apply if an event of default occurs as described in the sixth bullet point above which applies to all outstanding series of debt securities. If such an event of default occurs and is continuing, either the Trustee or holders of at least 25% in principal amount of all of the debt securities then outstanding, treated as one class, may declare the principal amount of all of the debt securities then outstanding to be due and payable immediately by a notice in writing to us (and to the Trustee if given by the holders). Upon such declaration, we will be obligated to pay the principal amount of the debt securities.

Subordinated Debt Securities

Unless we inform you otherwise in the prospectus supplement, each of the following will be an event of default under the subordinated debt indenture with respect to any series of debt securities:

•	our failure to pay principal or premium, if any, on that series of debt securities when such principal or premium, if any, becomes due,

•	our failure to pay any interest on that series of debt securities for 30 days after such interest becomes due,

•	our failure to deposit any sinking fund payment for 30 days after such payment is due by the terms of that series of debt securities,

•	specified events involving our bankruptcy, insolvency or reorganization, or

•	any other event of default we may provide for that series of debt securities. (Section 501)

An event of default under one series of debt securities does not necessarily constitute an event of default under any other series of debt securities. If an event of default described in the fourth bullet point above for a series of debt securities occurs and is continuing, either the Trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of all the debt securities of that series due and immediately payable by a notice in writing to us (and to the Trustee if given by the holders). Upon such declaration, we will be obligated to pay the principal amount of that series of debt securities.

Terms Applicable to All Debt Securities

After any declaration of acceleration of a series of debt securities, but before a judgment or decree for payment has been obtained, the event of default giving rise to the declaration of acceleration will, without further act, be deemed to have been waived, and such declaration and its consequences will, without further act, be deemed to have been rescinded and annulled if:

•	we have paid or deposited with the Trustee a sum sufficient to pay:

•	all overdue interest,

•	the principal and premium, if any, due otherwise than by the declaration of acceleration and any interest on such amounts,

•	any interest on overdue interest, to the extent legally permitted, and

•	all amounts due to the Trustee under the indentures, and

•	all events of default (or, in the case of the subordinated debt securities, all covenant events) with respect to that series of debt securities, other than the nonpayment of the principal which became due solely by virtue of the declaration of acceleration, have been cured or waived. (Section 502)

If an event of default (or, in the case of the subordinated debt securities, a covenant event) occurs and is continuing, the Trustee will generally have no obligation to exercise any of its rights or powers under the indentures at the request or direction of any of the holders, unless the holders offer reasonable indemnity to the Trustee. (Section 603) The holders of a majority in principal amount of the outstanding debt securities of any series will generally have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee for the debt securities of that series, provided that:

•	the direction is not in conflict with any law or the indentures,

•	the Trustee may take any other action it deems proper which is not inconsistent with the direction, and

•

the Trustee will generally have the right to decline to follow the direction if an officer of the Trustee determines, in good faith, that the proceeding would involve the Trustee in personal liability or would otherwise be contrary to applicable law. (Section 512)

A holder of a debt security of any series may only pursue a remedy under the indentures if:

•	the holder gives the Trustee written notice of a continuing event of default (or, in the case of the subordinated debt securities, a covenant event) for that series,

•

holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the Trustee to institute proceedings with respect to such event of default (or, in the case of the subordinated debt securities, such covenant event),

•	the holders offer reasonable indemnity to the Trustee,

•	the Trustee fails to pursue that remedy within 60 days after receipt of the notice, request and offer of indemnity, and

•	during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the Trustee a direction inconsistent with the request. (Section 507)

However, these limitations do not apply to a suit by a holder of a debt security demanding payment of the principal, premium, if any, or interest on a debt security on or after the date the payment is due. (Section 508)

We will be required to furnish to the Trustee annually a statement by some of our officers regarding our performance or observance of any of the terms of the indentures and specifying all of our known defaults, if any. (Section 1004)

Modification and Waiver

When authorized by a board resolution, we may enter into one or more supplemental indentures with the Trustee without the consent of the holders of the debt securities in order to:

•	evidence the succession of another person to us, or successive successions, and the assumption of our covenants, agreements and obligations by the successor,

•	add to our covenants for the benefit of the holders of any series of debt securities or to surrender any of our rights or powers,

•	add any additional events of default for any series of debt securities for the benefit of the holders of any series of debt securities,

•	add to or change any provision of the indentures to the extent necessary to issue debt securities in bearer form or uncertificated form,

•

add to, change or eliminate any provision of the indentures applying to one or more series of debt securities, provided that if such action adversely affects the interests of any holder of any series of debt securities in any material respect, such addition, change or elimination will become effective with respect to that series only when no such security of that series remains outstanding,

•	convey, transfer, assign, mortgage or pledge any property to or with the Trustee or to surrender any right or power conferred upon us by the indentures,

•	establish the forms or terms of any series of debt securities,

•	provide for uncertificated securities in addition to certificated securities,

•

evidence and provide for successor Trustees and to add to or change any provisions of the indentures to the extent necessary to appoint a separate Trustee or Trustees for a specific series of debt securities,

•	correct any ambiguity, defect or inconsistency under the indentures,

•

make other provisions with respect to matters or questions arising under the indentures, provided that such action does not adversely affect the interests of the holders of any series of debt securities in any material respect,

•

supplement any provisions of the indentures necessary to defease and discharge any series of debt securities, provided that such action does not adversely affect the interests of the holders of any series of debt securities in any material respect,

•	comply with the rules or regulations of any securities exchange or automated quotation system on which any debt securities are listed or traded,

•

add to, change or eliminate any provisions of the indentures in accordance with any amendments to the Trust Indenture Act of 1939, provided that such action does not adversely affect the rights or interests of any holder of debt securities in any material respect, or

•

provide for the payment by us of additional amounts in respect of taxes imposed on certain holders and for the treatment of such additional amounts as interest and for all matters incidental thereto. (Section 901)

When authorized by a board resolution, we may enter into one or more supplemental indentures with the Trustee in order to add to, change or eliminate provisions of the indentures or to modify the rights of the holders of one or more series of debt securities under such indentures if we obtain the consent of the holders of a majority in principal amount of the outstanding debt securities of all series affected by such supplemental indenture, treated as one class. However, without the consent of the holders of each outstanding debt security affected by the supplemental indenture, we may not enter into a supplemental indenture that:

•

except with respect to the reset of the interest rate or extension of maturity pursuant to the terms of a particular series, changes the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, or reduces the principal amount of, or any premium or rate of interest on, any debt security,

•	reduces the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity thereof,

•	changes the place or currency of payment of principal, premium, if any, or interest,

•	impairs the right to institute suit for the enforcement of any payment on or after such payment becomes due for any security,

•

reduces the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification of the indentures, for waiver of compliance with certain provisions of the indentures or for waiver of certain defaults of the indentures,

•

makes certain modifications to the provisions for modification of the indentures and for certain waivers, except to increase the principal amount of debt securities necessary to consent to any such change or to provide that certain other provisions of the indentures cannot be modified or waived without the consent of the holders of each outstanding debt security affected by such change,

•

makes any change that adversely affects in any material respect the right to convert or exchange any convertible or exchangeable debt security or decreases the conversion or exchange rate or increases the conversion price of such debt security, unless such decrease or increase is permitted by the terms of such debt securities, or

•	changes the terms and conditions pursuant to which any series of debt securities are secured in a manner adverse to the holders of such debt securities in any material respect. (Section 902)

In addition, the subordinated note indenture may not be amended without the consent of each holder of subordinated debt securities affected thereby to modify the subordination of the subordinated debt securities issued under that indenture in a manner adverse to the holders of the subordinated debt securities in any material respect.

Holders of a majority in principal amount of the outstanding debt securities of any series may waive past defaults or noncompliance with restrictive provisions of the indentures. However, the consent of holders of each outstanding debt security of a series is required to:

•	waive any default in the payment of principal, premium, if any, or interest, or

•	waive any covenants and provisions of an indenture that may not be amended without the consent of the holder of each outstanding debt security of the series affected. (Sections 513 and 1006)

In order to determine whether the holders of the requisite principal amount of the outstanding debt securities have taken an action under an indenture as of a specified date:

•

the principal amount of an “original issue discount security” that will be deemed to be outstanding will be the amount of the principal that would be due and payable as of that date upon acceleration of the maturity to that date,

•

if, as of that date, the principal amount payable at the stated maturity of a debt security is not determinable, for example, because it is based on an index, the principal amount of the debt security deemed to be outstanding as of that date will be an amount determined in the manner prescribed for the debt security,

•

the principal amount of a debt security denominated in one or more foreign currencies or currency units that will be deemed to be outstanding will be the U.S.-dollar equivalent, determined as of that date in the manner prescribed for the debt security, of the principal amount of the debt security or, in the case of a debt security described in the two preceding bullet points, of the amount described above, and

•	debt securities owned by us or any other obligor upon the debt securities or any of our or their affiliates will be disregarded and deemed not to be outstanding.

An “original issue discount security” means a debt security issued under the indentures which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of maturity. Some debt securities, including those for the payment or redemption of which money has been deposited or set aside in trust for the holders, and those which have been legally defeased under the indentures, will not be deemed to be outstanding.

We will generally be entitled to set any day as a record date for determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under an indenture. In limited circumstances, the Trustee will be entitled to set a record date for action by holders of outstanding debt securities. If a record date is set for any action to be taken by holders of a particular series, the action may be taken only by persons who are holders of outstanding debt securities of that series on the record date. To be effective, the action must be taken by holders of the requisite principal amount of debt securities within a specified period following the record date. For any particular record date, this period will be 180 days or such shorter period as we may specify, or the Trustee may specify, if it sets the record date. This period may be shortened or lengthened by not more than 180 days. (Section 104)

Conversion and Exchange Rights

The debt securities of any series may be convertible into or exchangeable for other securities of GE or another issuer or property or cash on the terms and subject to the conditions set forth in the applicable prospectus supplement.

Defeasance

When we use the term defeasance, we mean discharge from some or all of our obligations under either indenture. Unless we inform you otherwise in the prospectus supplement, if we deposit with the Trustee funds or government securities sufficient to make payments on the debt securities of a series on the dates those payments are due and payable and comply with all other conditions to defeasance set forth in the indentures, then, at our option, either of the following will occur:

•	we will be discharged from our obligations with respect to the debt securities of that series (“legal defeasance”), or

•

we will no longer have any obligation to comply with the restrictive covenants under the indentures, and the related events of default (or, in the case of the subordinated debt securities, covenant events) will no longer apply to us, but some of our other obligations under the indentures and the debt securities of that series, including our obligation to make payments on those debt securities, will survive (“covenant defeasance”).

If we legally defease a series of debt securities, the holders of the debt securities of the series affected will not be entitled to the benefits of the indentures, except for:

•	the rights of holders of that series of debt securities to receive, solely from a trust fund, payments in respect of such debt securities when payments are due,

•	our obligation to register the transfer or exchange of debt securities,

•	our obligation to replace mutilated, destroyed, lost or stolen debt securities, and

•	our obligation to maintain paying agencies and hold moneys for payment in trust.

We may legally defease a series of debt securities notwithstanding any prior exercise of our option of covenant defeasance in respect of such series.

In addition, the subordinated note indenture provides that if we choose to have the legal defeasance provision applied to the subordinated debt securities, the subordination provisions of the subordinated note indenture will become ineffective. The subordinated note indenture also provides that if we choose to have covenant defeasance apply to any series of debt securities issued pursuant to the subordinated note indenture we need not comply with the provisions relating to subordination.

Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the Trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize gain or loss for federal income tax purposes and that the holders would be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect. (Sections 1401-1404)

Satisfaction and Discharge

We may discharge our obligations under the indentures while securities remain outstanding if (1) all outstanding debt securities issued under the indentures have become due and payable, (2) all outstanding debt securities issued under the indentures will become due and payable at their stated maturity within one year of the date of deposit or (3) all outstanding debt securities issued under the indentures are scheduled for redemption in one year, and in each case, we have deposited with the Trustee an amount sufficient to pay and discharge all outstanding debt securities issued under the indentures on the date of their scheduled maturity or the scheduled date of the redemption and paid all other amounts payable under the indentures. (Section 401). The subordinated note indenture provides that if we choose to discharge our obligations with respect to the subordinated debt securities, the subordination provisions of the subordinated note indenture will become ineffective. (Section 1610)

Global Notes, Delivery and Form

Unless otherwise specified in a prospectus supplement, the debt securities will be issued in the form of one or more fully registered Global Notes (as defined below) that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the “Depository”) and registered in the name of the Depository’s nominee. Global Notes are not exchangeable for definitive note certificates except in the specific circumstances described below. For purposes of this prospectus, “Global Note” refers to the Global Note or Global Notes representing an entire issue of debt securities.

Except as set forth below, a Global Note may be transferred by the Depository, in whole and not in part, only to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository.

The Depository has advised us as follows:

•	The Depository is:

•	a limited purpose trust company organized under the laws of the State of New York,

•	a “banking organization” within the meaning of the New York banking law,

•	a member of the Federal Reserve System,

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

•

The Depository was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book entry changes in accounts of its participants, eliminating the need for physical movements of securities certificates.

•	The Depository participants include securities brokers and dealers, banks, trust companies, clearing corporations and others, some of whom own the Depository.

•	Access to the Depository book-entry system is also available to others that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

•

Where we issue a Global Note in connection with the sale thereof to an underwriter or underwriters, the Depository will immediately credit the accounts of participants designated by such underwriter or underwriters with the principal amount of the debt securities purchased by such underwriter or underwriters.

•

Ownership of beneficial interests in a Global Note and the transfers of ownership will be effected only through records maintained by the Depository (with respect to participants), by the participants (with respect to indirect participants and certain beneficial owners) and by the indirect participants (with respect to all other beneficial owners). The laws of some states require that certain purchasers of securities take physical delivery in definitive form of securities they purchase. These laws may limit your ability to transfer beneficial interests in a Global Note.

So long as a nominee of the Depository is the registered owner of a Global Note, such nominee for all purposes will be considered the sole owner or holder of such debt securities under the indentures. Except as provided below, you will not be entitled to have debt securities registered in your name, will not receive or be entitled to receive physical delivery of debt securities in definitive form, and will not be considered the owner or holder thereof under the indentures.

Each person owning a beneficial interest in a Global Note must rely on the procedures of the Depository and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the indentures. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in any Global Note desires to give or take any action which a holder is entitled to give or take under the indentures, the Depository would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through these participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.

Redemption notices shall be sent to the Depository. If less than all of the debt securities within an issue are being redeemed, the Depository’s practice is to determine by lot the amount of the interest of each participant in such issue to be redeemed.

We will make payment of principal of, and interest on, debt securities represented by a Global Note to the Depository or its nominee, as the case may be, as the registered owner and holder of the Global Note representing those debt securities.

The Depository has advised us that upon receipt of any payment of principal of, or interest on, a Global Note, the Depository will immediately credit accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of that Global Note, as shown in the records of the Depository. Standing instructions and customary practices will govern payments by participants to owners of beneficial interests in a Global Note held through those participants, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” Those payments will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.

Neither we, the Trustee nor any of our respective agents will be responsible for any aspect of the records of the Depository, any nominee or any participant relating to, or payments made on account of, beneficial interests in a Global Note or for maintaining, supervising or reviewing any of the records of the Depository, any nominee or any participant relating to those beneficial interests.

As described above, we will issue debt securities in definitive form in exchange for a Global Note only in the following situations:

•

if the Depository is at any time unwilling or unable to continue as depositary, defaults in the performance of its duties as depositary, ceases to be a clearing agency registered under the Exchange Act, and, in each case, a successor depositary is not appointed by us within 90 days after notice thereof, or

•	if, subject to the rules of the Depository, we choose to issue definitive debt securities.

In either instance, an owner of a beneficial interest in a Global Note will be entitled to have debt securities equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of debt securities in definitive form. Debt securities in definitive form will be issued in denominations of $1,000 and integral multiples thereof and will be issued in registered form only, without coupons. We will maintain in the Borough of Manhattan, The City of New York, one or more offices or agencies where debt securities may be presented for payment and may be transferred or exchanged. You will not be charged a fee for any transfer or exchange of such debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Highly Leveraged Transaction

The general provisions of the indentures do not afford holders of the debt securities protection in the event of a highly leveraged or other transaction involving GE that may adversely affect holders of the debt securities.

Subordination

Any subordinated debt securities issued under the subordinated note indenture will be subordinate and junior in right of payment to all Senior Debt of GE whether existing at the date of the subordinated note indenture or subsequently incurred. Upon any payment or distribution of assets of GE to creditors upon any:

•	liquidation,

•	dissolution,

•	winding-up,

•	receivership,

•	reorganization,

•	assignment for the benefit of creditors,

•	marshalling of assets, or

•	bankruptcy, insolvency or similar proceedings of GE,

the holders of Senior Debt will first be entitled to receive payment in full of the principal of and premium, if any, and interest on such Senior Debt before the holders of the subordinated debt securities will be entitled to receive or retain any payment in respect of the principal of and any premium or interest on the subordinated debt securities.

Upon the acceleration of the maturity of any subordinated debt securities, the holders of all Senior Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon, including any amounts due upon acceleration, before the holders of subordinated debt securities will be entitled to receive or retain any payment in respect of the principal (including redemption payments), or premium, if any, or interest on the subordinated debt securities.

No payments on account of principal (including redemption payments), or premium, if any, or interest, in respect of the subordinated debt securities may be made if:

•	there has occurred and is continuing a default in any payment with respect to Senior Debt, or

•	there has occurred and is continuing a default with respect to any Senior Debt resulting in the acceleration of the maturity thereof.

“Debt” means, with respect to any person:

•	all indebtedness of such person for borrowed money,

•	all obligations of such person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,

•	all obligations of such person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such person,

•

all obligations of such person to pay the deferred purchase price of property or services, but excluding accounts payable or any other indebtedness or monetary obligations to trade creditors arising in the ordinary course of business in connection with the acquisition of goods or services,

•	all capital lease obligations of such person,

•	all Debt of others secured by a lien on any asset by such person,

•	all Debt and dividends of others guaranteed by such person to the extent such Debt and dividends are guaranteed by such person, and

•	all obligations for claims in respect of derivative products.

“Senior Debt” means the principal of, and premium, if any, and interest on Debt of GE, whether created, incurred or assumed on, before or after the date of the subordinated note indenture, unless the instrument creating or evidencing the Debt provides that such Debt is subordinated to or pari passu with the subordinated debt securities.

The indentures place no limitation on the amount of additional Senior Debt that may be incurred by GE.

Notices

Holders will receive notices by mail at their addresses as they appear in the security register. (Section 106)

Title

We may treat the person in whose name a debt security is registered on the applicable record date as the owner of the debt security for all purposes, whether or not it is overdue. (Section 309)

Governing Law

New York law governs the indentures and the debt securities. (Section 112)

Regarding the Trustee

GE, our subsidiary GE Capital International Funding Company Unlimited Company (“FinCo”), our subsidiary GE Capital Funding, LLC (“GECF”) and other affiliates of GE maintain various commercial and investment banking relationships with The Bank of New York Mellon and its affiliates in their ordinary course of business.

The Bank of New York Mellon acts as trustee, fiscal agent and paying agent under certain indentures and funding arrangements with GE, FinCo, GECF and other affiliates of GE.

If an event of default occurs under the indentures and is continuing, the Trustee will be required to use the degree of care and skill of a prudent person in the conduct of that person’s own affairs. The Trustee will become obligated to exercise any of its powers under the indentures at the request of any of the holders of any debt securities issued under the indentures only after those holders have offered the Trustee indemnity satisfactory to it.

If the Trustee becomes one of our creditors, its rights to obtain payment of claims in specified circumstances, or to realize for its own account on certain property received in respect of any such claim as security or otherwise will be limited under the terms of the indentures. (Section 613) The Trustee may engage in certain other transactions; however, if the Trustee acquires any conflicting interest (within the meaning specified under the Trust Indenture Act), it will be required to eliminate the conflict or resign. (Section 608)

DESCRIPTION OF PREFERRED STOCK

Our Certificate of Incorporation, as amended, authorizes our Board of Directors, or the “Board,” to create and provide for the issuance of one or more series of preferred stock, par value $1.00 per share, without the approval of our shareholders. The Board can also determine the terms, including the designations, powers, preferences and rights (including conversion, voting and other rights) and the qualifications, limitations or restrictions, of any preferred stock. Currently, 50,000,000 shares of our capital stock are classified as preferred stock under our Certificate of Incorporation. As of December 31, 2020, we have 5,939,875 shares of preferred stock outstanding, including 90,866 shares of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A, 64,149 shares of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series B, 90,367 shares of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series C and 5,694,493 shares of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D.

General

The following description summarizes the general terms and provisions of our authorized preferred stock. The particular terms of any series of preferred stock we offer will be described in the related prospectus supplement. You should read the particular terms of any series of preferred stock we offer described in the related prospectus supplement, together with the more detailed provisions of our Certificate of Incorporation and any amendment to the Certificate of Incorporation relating to the particular series of preferred stock, for provisions that may be important to you. Our Certificate of Incorporation has been filed as an exhibit to the registration statement of which this prospectus is a part. Any amendment to the Certificate of Incorporation relating to the particular series of preferred stock will be filed as an exhibit to a document incorporated by reference in the registration statement. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered. Terms which could be included in a prospectus supplement include:

•	the number of shares constituting that series and the distinctive designation of that series;

•	the price at which the preferred stock will be issued;

•	the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation;

•	the dividend rate on the shares of that series, whether dividends shall be cumulative and, if so, from which date or dates;

•

whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

•

whether that series shall have conversion privileges and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board shall determine;

•	whether that series shall have voting rights, in addition to the voting rights provided by law and, if so, the terms of such voting rights; and

•	any other relative rights, preferences and limitations of that series.

The preferred stock will, when issued, be fully paid and nonassessable and have no preemptive rights. Preferred stock will have the dividend, liquidation, and voting rights described below, unless we indicate otherwise in the applicable prospectus supplement relating to a particular series of preferred stock. You should read the prospectus supplement relating to any series of preferred stock for the series’ specific terms.

Dividend Rights

Holders of preferred stock will receive, when, as and if declared by the Board, dividends at rates and on the dates described in the applicable prospectus supplement. Each dividend will be payable to the holders of record as they appear on our stock record books. Dividends on any series of preferred stock may be cumulative or noncumulative.

We will not declare or pay or set apart funds for the payment of dividends on the common stock unless we have paid or set apart funds for the payment of dividends on our outstanding preferred stock.

Voting Rights

Unless we indicate otherwise in the applicable prospectus supplement relating to a particular series of preferred stock or expressly required by law, the holders of the preferred stock will not have any voting rights.

Rights upon Liquidation

If we liquidate, dissolve or wind up our affairs, either voluntarily or involuntarily, the holders of each series of preferred stock will be entitled to receive liquidation distributions. These will be in the amounts set forth in the applicable prospectus supplement, plus accrued and unpaid dividends and, if the series of the preferred stock is cumulative, accrued and unpaid dividends for all prior dividend periods. If we do not pay in full all amounts payable on any series of preferred stock, the holders of the preferred stock will share proportionately with any equally ranked securities in any distribution of our assets. After the holders of any series of preferred stock are paid in full, they will not have any further claim to any of our remaining assets.

Redemption

A series of preferred stock may be redeemable, in whole or in part, at our option or at the option of the holder of the stock, and may be subject to mandatory redemption pursuant to a sinking fund, under the terms described in any applicable prospectus supplement.

In the event of partial redemptions of preferred stock, the Board or its committee will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method the Board or its committee determines to be equitable.

On and after a redemption date, unless we default in the payment of the redemption price, dividends will cease to accrue on shares of preferred stock which were called for redemption. In addition, all rights of holders of the preferred shares will terminate except for the right to receive the redemption price plus any declared and unpaid dividends without accumulation of any undeclared dividends.

Conversion and Exchange

The applicable prospectus supplement for any series of preferred stock will state the terms and conditions, if any, on which shares of that series are convertible into or exchangeable for our common stock or other securities.

DESCRIPTION OF COMMON STOCK

Set forth below is a description of GE’s common stock. The following description of GE common stock is a summary, does not purport to be complete and is subject to the provisions of our Certificate of Incorporation, our By-Laws and the relevant provisions of the law of the State of New York.

We are currently authorized to issue up to 13,200,000,000 shares of common stock, par value $0.06 per share. As of January 31, 2021, we had approximately 8,767,942,000 shares of our common stock outstanding.

General

The GE common stock is not redeemable, has no subscription or conversion rights and does not entitle the holder to any preemptive rights.

Holders of GE common stock are entitled to share ratably in any dividends and in any assets available for distribution on liquidation, dissolution or winding-up, subject to the preferential rights of the holders of any preferred stock that may be issued.

Dividends may be paid on GE common stock out of funds legally available for dividends, when and if declared by the Board.

EQ Shareowner Services is the transfer agent and registrar for GE common stock.

Certain Provisions of the Restated Certificate of Incorporation and By-Laws

Each share of GE common stock entitles the holder of record to one vote at all meetings of shareholders, and the votes are noncumulative. For business to be properly brought by a shareholder before the annual meeting of shareholders, the shareholder must give timely notice thereof in writing to the secretary (the “Secretary”) of GE and such business must otherwise be a proper matter for shareholder action. To be timely, a shareholder’s notice of intention to make a nomination or to propose other business at the annual meeting must either (i) be sent to GE in compliance with the requirements of SEC Rule 14a-8, if the proposal is submitted under such rule, or (ii) if not, be mailed and received by, or delivered to, the Secretary at our principal executive offices not earlier than the 150th day and not later than the close of business on the 120th day prior to the anniversary of the date GE commenced mailing of its proxy materials in connection with the most recent annual meeting of shareholders or, if the date of the annual meeting of shareholders is more than 30 days earlier or later than the anniversary date of the most recent annual meeting of shareholders, then not later than the close of business on the earlier of (a) the 10th day after public disclosure of the meeting date, or (b) the 60th day prior to the date GE commences mailing of its proxy materials in connection with the annual meeting of shareholders.

Special meetings of the shareholders may be called by the Board, or by the Secretary of GE upon the written request therefor of shareholders holding ten percent of the then issued stock of GE entitled to vote generally in the election of directors, filed with the Secretary of GE. A shareholder request for a special meeting must state the purpose(s) of the proposed meeting and must include the information required for business to be properly brought by a shareholder before the annual meeting of shareholders as set forth in the By-Laws with respect to any director nominations or other business proposed to be presented at such special meeting and as to the shareholder(s) requesting such meeting. Business transacted at a special meeting requested by shareholders will be limited to the purpose(s) stated in the request; provided, however, that nothing in our By-Laws prohibits the Board from submitting matters to the shareholders at any special meeting requested by shareholders.

Our By-Laws may be amended or repealed, and new By-Laws may be adopted, by the shareholders or by the Board, except that the Board has no authority to amend or repeal any By-Law which is adopted by the shareholders after April 20, 1948, unless such authority is granted to the Board by the specific provisions of a By-Law adopted by the shareholders.

DESCRIPTION OF WARRANTS

We may issue warrants, in one or more series, for the purchase of debt securities, shares of GE common stock or shares of GE preferred stock. Warrants may be issued independently or together with our debt securities, common stock or preferred stock and may be attached to or separate from any offered securities. In addition to this summary, you should refer to the detailed provisions of the specific warrant agreement for complete terms of the warrants and the warrant agreement. Unless otherwise specified in a prospectus supplement accompanying this prospectus, each warrant agreement will be between GE and a banking institution organized under the laws of the United States or a state thereof as warrant agent. A form of warrant agreement will be filed with the SEC as an exhibit to the registration statement by post-effective amendment or a Current Report on Form 8-K.

The warrants will be evidenced by warrant certificates. Unless otherwise specified in the prospectus supplement, the warrant certificates may be traded separately from the debt securities, common stock or preferred stock, if any, with which the warrant certificates were issued. Warrant certificates may be exchanged for new warrant certificates of different denominations at the office of an agent that we will appoint. Until a warrant is exercised, the holder of a warrant does not have any of the rights of a holder of our debt securities, common stock or preferred stock and is not entitled to any payments on any debt securities, common stock or preferred stock issuable upon exercise of the warrants.

A prospectus supplement accompanying this prospectus relating to a particular series of warrants to issue debt securities, common stock or preferred stock will describe the terms of those warrants, including:

•	the title and the aggregate number of warrants,

•	the debt securities, common stock or preferred stock for which each warrant is exercisable,

•	the date or dates on which the right to exercise such warrants commence and expire,

•	the price or prices at which such warrants are exercisable,

•	the currency or currencies in which such warrants are exercisable,

•	the periods during which and places at which such warrants are exercisable,

•	the terms of any mandatory or optional call provisions,

•	the price or prices, if any, at which the warrants may be redeemed at the option of the holder or will be redeemed upon expiration,

•	the identity of the warrant agent, and

•	the exchanges, if any, on which such warrants may be listed.

You may exercise warrants by paying our warrant agent the exercise price, in each case in such currency or currencies as are specified in the warrant, and giving your identity and the number of warrants to be exercised. Once you pay our warrant agent and deliver the properly completed and executed warrant certificate to our warrant agent at the specified office, our warrant agent will, as soon as practicable, forward securities to you in authorized denominations or share amounts. If you exercise less than all of the warrants evidenced by your warrant certificate, you will be issued a new warrant certificate for the remaining amount of warrants.

DESCRIPTION OF DELAYED DELIVERY CONTRACTS

We may issue delayed delivery contracts for the purchase or sale of our debt securities or equity securities or securities of third parties including any of our affiliates, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement.

We may issue delayed delivery contracts obligating holders to purchase from us, and obligating us to sell to holders, at a future date, a specified or varying number of securities at a purchase price, which may be based on a formula. Alternatively, we may issue delayed delivery contracts obligating us to purchase from holders, and obligating holders to sell to us, at a future date, a specified or varying number of securities at a purchase price, which may be based on a formula. We may satisfy our obligations, if any, with respect to any delayed delivery contract by delivering the subject securities or by delivering the cash value of such delayed delivery contract or the cash value of the property otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will specify the methods by which the holders may purchase or sell such securities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a delayed delivery contract.

The delayed delivery contracts may require us to make periodic payments to the holders thereof or vice versa, and these payments may be unsecured or prefunded and may be paid on a current or deferred basis. The delayed delivery contracts may require holders thereof to secure their obligations under the contracts in a specified manner to be described in the applicable prospectus supplement. Alternatively, delayed delivery contracts may require holders to satisfy their obligations thereunder when the delayed delivery contracts are issued as described in the applicable prospectus supplement.

DESCRIPTION OF GUARANTEES

Any guarantees that we issue from time to time for the benefit of holders of specified underlying securities will include the following terms and conditions, plus any additional terms specified in the accompanying prospectus supplement.

A guarantee will provide that we unconditionally guarantee the due and punctual payment of the principal, interest (if any), premium (if any) and all other amounts due under the applicable underlying securities when the same shall become due and payable, whether at maturity, pursuant to mandatory or optional prepayments, by acceleration or otherwise, in each case after any applicable grace periods or notice requirements, according to the terms of the applicable underlying securities. Any guarantee shall be unconditional irrespective of the validity or enforceability of the applicable underlying security, any change or amendment thereto or any other circumstances that may otherwise constitute a legal or equitable discharge or defense of a guarantor. However, we will not waive presentment or demand of payment or notice with respect to the applicable underlying security unless otherwise provided in the accompanying prospectus supplement.

We shall be subrogated to all rights of the holders of the applicable underlying securities in respect of any amounts paid by us pursuant to the provisions of a guarantee, except to the extent otherwise stated in a prospectus supplement. The guarantee shall continue to be effective or reinstated, as the case may be, if at any time any payment made by the issuer of the applicable underlying security is rescinded or must otherwise be returned upon the insolvency, bankruptcy or reorganization of GE, the issuer of the applicable underlying security or otherwise.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus in any one or more of the following ways:

•	directly to investors, including through a specific bidding, auction or other process,

•	to investors through agents,

•	directly to agents,

•	to or through brokers or dealers,

•	to the public through underwriting syndicates led by one or more managing underwriters,

•	to one or more underwriters acting alone for resale to investors or to the public, and

•	through a combination of any such methods of sale.

Our common stock may be issued upon conversion of debt securities. Securities may also be issued upon exercise of warrants. We reserve the right to sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will disclose, where applicable:

•	the terms of the offering,

•	any underwriters, dealers or agents,

•	any managing underwriter or underwriters and the respective amounts of securities underwritten or purchased by them,

•	the purchase price of the securities,

•	the net proceeds from the sale of the securities,

•	any delayed delivery arrangements,

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation,

•	any initial public offering price,

•	any discounts or concessions allowed or reallowed or paid to dealers, and

•	any commissions paid to agents.

Sale Through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell securities as agent but may position and resell as principal to facilitate the transaction or in crosses, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed an underwriter, as such term is defined in the Securities Act, of the securities offered and sold. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

Offers to purchase securities may be solicited directly by us. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the applicable prospectus supplement so indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commissions payable for solicitation of those contracts.

“At the Market” Offering

We may from time to time engage a firm to act as our agent for one or more offerings of our securities. We sometimes refer to this agent as our “offering agent.” If we reach an agreement with an offering agent with respect to a specific offering, including the number of securities and any minimum price below which sales may not be made, then the offering agent will try to sell such securities on the agreed terms. The offering agent could make sales in privately negotiated transactions or any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the New York Stock Exchange, or sales made to or through a market maker other than on an exchange. The offering agent will be deemed to be an “underwriter” within the meaning of the Securities Act with respect to any sales effected through an “at the market” offering.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic Auctions

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you will want to pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of a debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of securities for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions. In effecting sales, broker-dealers engaged by us may arrange for other broker-dealers to participate in the resales.

Agents, underwriters and dealers may engage in transactions with, or perform services for, us and our respective subsidiaries in the ordinary course of business.

The place and time of delivery for the securities will be set forth in the accompanying prospectus supplement for such securities.

VALIDITY OF THE SECURITIES

Unless otherwise specified in the prospectus supplement accompanying this prospectus, Gibson, Dunn & Crutcher LLP, New York, New York, will provide opinions regarding the authorization and validity of the securities for us.

EXPERTS

The consolidated financial statements of GE as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

GE STOCK DIRECT

20,600,000 shares
Common Stock, $0.06 par value per share

PROSPECTUS SUPPLEMENT

April 7, 2021